AGREEMENT
OF
LEASE

Landlord:	3190 TREMONT LLC
Tenant:	WORLDGATE SERVICE, INC.
Premises:	3190 Tremont Avenue, Trevose, Bensalem Township, Bucks County, Pennsylvania Approximately 17,000 Square Feet
Term:	Month to Month
Commencement Date:	April 1, 2008

AGREEMENT OF LEASE
BETWEEN
3190 TREMONT LLC AND WORLDGATE SERVICE, INC.

Table of Contents
ARTICLE I DEMISE OF PREMISES	7
1.1 Premises	7
ARTICLE II PERMITTED USE, APPROVALS; CONDITIONS / COMPLIANCE; ACCESS	7
2.1 Use	7
2.2 Approvals	7
2.3 Rules and Regulations	7
2.4 Initial Condition and Compliance	8
ARTICLE III LEASE TERM	8
3.1 Initial Term	8
3.2 Acceptance	8
3.3 Early Access	8
3.5 Options to Extend	8
3.6 Reversion to Landlord	8
3.7 Limited Right to Terminate	8
ARTICLE IV RENT & ADDITIONAL RENT	9
4.1 Base Rent	9
4.2 Additional Rent	9
4.3 Estimates and Reconciliations	9
4.4 Security Deposit	9
ARTICLE V REAL ESTATE TAXES	9
5.1 Real Estate Taxes.	9
ARTICLE VI COMMON AREAS & EXCLUSIVE USE AREAS	10
6.1 Definition	10
6.2 Use of Common Areas and Changes to Common Areas / Exclusive Use Areas	10
6.3 Parking	10
6.4 Operation and Maintenance	10
ARTICLE VII UTILITIES	10
7.1 Utilities	10
ARTICLE VIII ASSIGNMENT & SUBLETTING	11
ARTICLE IX MAINTENANCE & COMPLIANCE	11
9.1 Landlord’s Repairs at Landlord’s Expense	11
9.2 Landlord’s Repairs Subject to Reimbursement	11
9.3 Tenant’s Repairs at Tenant’s Expense	12
ARTICLE X ALTERATIONS & FIXTURES	12
10.1 Alterations	12
10.2 Liens	12
10 3 Trade Fixtures	12
ARTICLE XI INSURANCE	13
11.1 Landlord’s Insurance	13
11.5 Mutual Indemnification	14
ARTICLE XII DAMAGE OR DESTRUCTION	14
12.1 Damage and Destruction	14
12.2 Termination	14
ARTICLE XIII EMINENT DOMAIN	14
13.1 Condemnation	14
13.2 Rent Adjustment	15

13.3 Award	15
13.4 Termination	15
ARTICLE XIV ENVIRONMENTAL MATTERS	15
14.1 Environmental Condition	15
14.2 Tenant Covenant and Indemnity	15
ARTICLE XV DEFAULT	16
15.1 Remedies Upon Tenant’s Default	16
15.2 Confession of Judgment	17
15.3 Attorneys’ Fees; Remedies	18
15.4 Late Charge	18
ARTICLE XVI QUIET ENJOYMENT; REPRESENTATIONS AND WARRANTIES	18
16.1 Quiet Enjoyment	18
16.2 Representations and Warranties	18
16.3 Tenant’s Obligations	18
16.4 Miscellaneous Covenants	19
ARTICLE XVII SUBORDINATION	20
17.1 Subordination and Attornment 19	20
ARTICLE XVIII TRANSFERS BY AND LIABILITY OF LANDLORD	20
18.1 Transfers of Landlord’s Interest	20
18.2 Landlord’s Liability	20
ARTICLE XIX MISCELLANEOUS	20
19.1 Holding Over	20
19.2 Non-Waiver of Default	20
19.3 Recording	20
19.4 Notice	20
19.5 Successors and Assigns	21
19.6 Time is of the Essence	21
19.7 Partial Invalidity	21
19.8 Interpretation	21
19.9 Headings, Captions and References	21
19.10 Prior Lease	21
19.11 Transfer Tax	21
19.12 Time	22
19.13 Estoppel Certificate	22
19.14 Governing Law	22
19.15 Force Majeure	22
19.16 Waiver of Trial by Jury	22
19.17 Incorporation of Lease Summary and Exhibits	22
19.18 Entire Agreement	22

LEASE
TREVOSE, PENNSYLVANIA
LEASE SUMMARY

Effective Date	April 1, 2008
Landlord	3190 TREMONT LLC, a Pennsylvania limited liability company
Tenant	WORLDGATE SERVICE, INC., a Delaware corporation
Premises (or sometimes the “Leased Premises”)	Approximately 17,000 s.f. of space located on the lower level of the Building (70,000 s.f.) located at 3190 Tremont Avenue, Trevose, Bucks County, Pennsylvania.
Notices (§19.4)	Landlord:	Tenant:
	Michael C. Kane, Managing Member SYNERGY PROPERTIES, Managing Member c/o Kane & Silverman, P.C. 2401 Pennsylvania Avenue Suite 1C-44 Philadelphia, PA 19130	WORLDGATE SERVICE, INC. 3190 Tremont Avenue Trevose, PA 19053 Attn: Joel Boyarski
	With a copy to:	With a copy to:
	Phil Rosan SSH Management 215 South Broad Street Suite 200 Philadelphia Pa 19107 215-732-9010	_____________________ WORLDGATE SERVICE, INC. 3190 Tremont Avenue Trevose, PA 19053 Attn: Randall Gort
Term (§3.1)	Month to Month
Commencement Date (§3.1)	April 1, 2008
Scheduled Delivery Date	April 1, 2008
Early Access (§3.3)
Immediately upon the execution hereof, Tenant shall have the right to enter the Premises for the limited purposes of installing Tenant’s equipment, including warehouse racking, phone / data lines, furniture, fixtures and equipment. Tenant will provide adequate proof of insurance to landlord prior to doing so. Landlord will have no liability for tenant equipment under this section.

Options to Extend (§3.5)	None
Termination (§3.7)	Ninety (90) days
Base Rent (per annum) subject to change if square footage changes	$120,000 ($7.06 per square foot of the Leased Premises), paid monthly ($10,000 per month) in advance, with 4% per annum escalation on each April 1, beginning in 2010.
Additional Rent (per annum) subject to change if square footage changes
Beginning on the effective date hereof and continuing until March 31, 2009, $48,000 ($2.82 per square foot of the Leased Premises) paid monthly ($4,000 per month) in advance, and in full payment of all Additional Rent hereunder for such period.  Beginning on April 1, 2009, $66,980 ($3.94 per square foot of the Leased Premises) paid monthly ($5,581.67 per month) in advance, and in full payment of all Additional Rent hereunder, for such period with up to a 4% per annum escalation (but in no event greater than the actual increase in Landlord’s cost) on each April 1, beginning in 2010

Security Deposit (§4.4)	None
Broker(s) (§19.10)	None
Exhibits	Exhibit A-1 – Site Plan, Exhibit A-2 – Floor Plan, Exhibit B –Rules and Regulations, Exhibit C –Lease Commencement Memorandum

In the event of any discrepancy between this Lease Summary and the terms contained in the body of the Lease, this Lease Summary shall control.

LANDLORD:
3190 TREMONT LLC,
a Pennsylvania limited liability company
by: SYNERGY PROPERTIES LLC
its managing partner

By:	/s/ Michael C. Kane
Name: Michael C. Kane
Title: Managing Member

         (SEAL)

Date Executed: 4/2/09

TENANT:
WORLDGATE SERVICE, INC.,
a Delaware corporation
By:	/s/ Hal Krisbergh
Name:
Title:

(CORPORATE SEAL)

Date Executed:

LEASE THIS AGREEMENT OF LEASE (herein this “Lease”) is made and entered into as of ___________, 2008 by and between 3190 TREMONT LLC, a Pennsylvania limited liability company, having an address at 2401 Pennsylvania Avenue, Suite 1C-44, Philadelphia, Pennsylvania 19130 (“Landlord”) and WORLDGATE SERVICE, INC., a Delaware corporation, with its home office located at 3190 Tremont Avenue, Lower Level, Trevose, Pennsylvania 19053.

ARTICLE I            DEMISE OF PREMISES

1.1  Premises. For and in consideration of the covenants and agreements contained herein and other valuable consideration, Landlord hereby leases to Tenant the hereinafter defined “Premises” being approximately 17,000 square feet of gross leasable area (“GLA”) in a building containing approximately 70,000 square feet of GLA (the “Building”) located on a parcel of land (the “Land”) located at 3190 Tremont Avenue, Bucks County, Trevose, Bensalem Township, Pennsylvania, together with all rights, easements and other appurtenances thereto in common with the other occupants of the building. As used herein, the GLA is an approximation and is not an exact number. The parties agree that the GLA shall be binding regardless of the exact measurements of the Premises. The Building is depicted on that certain Site Plan attached hereto as Exhibit “A-1” and incorporated herein by reference (the “Site Plan”). The location of the Premises within the Building is the portion of the lower level of the Building as depicted on that certain Floor Plan attached hereto as Exhibit “A-2” and incorporated herein by reference (the “Floor Plan”). (Said premises together with all of the said common rights, easements and other appurtenances pertaining thereto are herein sometimes collectively referred to as the “Premises”.)

ARTICLE II           PERMITTED USE, APPROVALS; CONDITIONS/COMPLIANCE; ACCESS

2.1 Use. The Premises may be used for the storage, assembly, sale and distribution of consumer electronic products and services (“Permitted Use”) and, with Landlord’s prior written consent (which shall not be unreasonably withheld), any other lawful purpose.

2.2 Approvals. Tenant shall be responsible for obtaining all desired use and occupancy permits related to Tenant’s use of the Premises. Tenant shall be solely responsible for obtaining any and all permits and/or approvals required due to Tenant’s alterations to the Premises, or otherwise related to Tenant’s use therein.

2.3 Rules and Regulations. Tenant covenants and agrees that Tenant, its servants, employees, agents, invitees, licensees and other visitors shall observe faithfully, and comply strictly with, the Rules and Regulations contained in Exhibit “B”, attached hereto and made a part hereof, and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents may, after written notice to Tenant, from time to time adopt. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, invitees, licensees or other visitors. Landlord agrees that the Rules and Regulations shall not be enforced so as to discriminate against Tenant or unreasonably interfere with Tenant’s use of the Leased Premises and that the Rules and Regulations shall be enforced uniformly against all tenants in the Building; provided, however, that Landlord shall not be liable to Tenant for Landlord’s failure to enforce the Rules and Regulations against any other tenants. Tenant shall not be obligated to comply with any Rules and Regulations or amendments thereto until Tenant has received a written copy of such Rules and Regulations.

2.4 Initial Condition and Compliance. Tenant is leasing the Premises in its as-is, where-is condition without warranty or representation from Landlord. Tenant has heretofore occupied a portion of the Premises and is familiar with all aspects of the Building including the Premises.

ARTICLE III          LEASE TERM

3.1 Initial Term. The “Initial Term” of this Lease began on April 1, 2008 (the “Commencement Date”). The Initial Term shall be from month to month (the “Expiration Date”), subject, however, to the obligation of either party to provide at least a ninety (90) days prior written notice of their intent to terminate this lease at the end of such ninety period as set forth in paragraph 3.7 hereof.

3.2 Acceptance. Tenant has occupied a portion of the Premises for years prior to the execution of this Lease. Tenant has inspected, or has had the opportunity to inspect, all aspects of the Premises and is familiar with all systems, building components and all other aspects of the Premises. Tenant accepts the Premises in its as-is where-is condition, and hereby waives any and all claims it may have concerning the condition of the Premises and all of its components and systems.

3.3 Early Access. Tenant has had the right to enter the Premises for the limited purposes of installing Tenant’s equipment, including racking, phone / data lines, furniture, fixtures and equipment; provided that Tenant’s Early Access shall not unreasonably interfere with Landlord’s ongoing activities in the Premises. Such early access shall be entirely at the Tenant’s own risk.

3.4 Lease Year. For purposes of this Lease, the term “Lease Year” shall mean each 12- month period commencing on the Commencement Date and each anniversary thereof. If the Commencement Date does not fall on the first day of a month, the first Lease Year shall consist of the partial month in which the Commencement Date occurs and the twelve (12) consecutive months immediately following said partial month.

3.5 Options to Extend. Intentionally deleted

3.6 Reversion to Landlord. On or before the last day of the Term, Tenant shall peaceably surrender and yield up to Landlord the Premises. Tenant shall have the express right to remove any of its trade fixtures and personal property; provided, however, that the Premises shall be left in a broom clean and safe condition in substantially the same condition as of the date hereof. Upon notice from Landlord, Tenant shall be obliged to remove at the expiration hereof those trade fixtures and personal property so identified for removal by Landlord.

3.7 Limited Right to Terminate. Either Landlord or Tenant shall have the limited right to terminate this Lease, at any time by giving the other party at least ninety (90) days prior written notice.

ARTICLE IV         RENT & ADDITIONAL RENT

4.1 Base Rent. Tenant shall pay Landlord at the address shown on the Lease Summary, or such other place as Landlord shall designate in writing, Base Rent in advance, without demand, set off or deduction, except as expressly provided for herein, in equal monthly installments, on the first day of each and every full calendar month during the Term from and after the Commencement Date, as is set forth in the Lease Summary above. Should the Commencement Date fall on any day other than the first of the month, Base Rent for that initial partial month shall be due and payable on the first day of the first full month of the Term, together with Base Rent for said first full calendar month.

4.2 Additional Rent. In addition to Base Rent as provided immediately above, Tenant shall also pay “Additional Rent” on a monthly basis, which Additional Rent is intended to constitute payment in full Tenant’s Proportionate Share of Real Estate Taxes (as defined in §5.1), Utilities (as defined in §7.1) and all other Building Operating Expenses (as defined in §9.2), each as more fully set out below. With respect to Real Estate Taxes, Utilities and Building Operating Expenses, “Tenant’s Proportionate Share” shall be equal to 24.29%.

4.3 Estimates and Reconciliations. At least forty-five days (45) prior to the commencement of each Lease Year hereunder Landlord shall deliver to Tenant a written estimate of Tenant’s Additional Rent for such Lease Year. Within forty-five days (45) after the expiration of each Lease Year Landlord shall furnish Tenant a statement showing the Additional Rent broken down in reasonable detail, showing the items included therein, and the manner of the computation of Tenant’s Proportionate Share for such payment and the payments made by Tenant with respect to such Lease Year. The required payments of Additional Rent due hereunder are fixed for each lease year at the beginning of each year and not subject to increase based upon actual costs. Such reconciliation is solely for the purpose of determining whether any increase in the Additional Rent is appropriate for a subsequent lease year. In no event shall any increase in the Additional Rent be greater than the lesser of (1) the actual increase in Landlord’s expenses properly allocated to Tenant hereunder, or (2) 104% of the Additional Rent payable for the last lease year. 4.4 Security Deposit.
NONE

ARTICLE V           REAL ESTATE TAXES

5.1 Real Estate Taxes.
(a) Landlord shall pay all real estate taxes and assessments for betterments and improvements that are levied or assessed by any lawful authority on the Premises and Landlord’s other real property within the same tax parcel, if any (“Real Estate Taxes”), subject to monthly reimbursement by Tenant for Tenant’s Proportionate Share, all as hereinafter provided. The Real Estate Taxes for any tax year shall mean such amounts as shall be finally determined to be the Real Estate Taxes payable during such tax year less any abatements, refunds or rebates made thereof. The parties shall make appropriate adjustments to previous reimbursements from Tenant to Landlord on account of any abatements, refunds or rebates immediately following the determination of the amount of such abatements, refunds or rebates.
(b) Real Estate Taxes to be shared by Tenant shall not include the following: (i) income, intangible, franchise, capital stock, estate or inheritance taxes or taxes substituted for or in lieu of the foregoing exclusions; (ii) any roll-back taxes or any assessment for special improvements to the Land or the Building, including but not limited to the widening of exterior roads, the installation of or hook up to sewer lines, sanitary and storm drainage systems and other utility lines and installations, provided that such assessment is made prior to the date hereof; (iii) taxes on rents, gross receipts or revenues of Landlord from the Premises or other portions of the Building, unless same pertain only to rents paid by Tenant hereunder and are made specifically in lieu of existing Real Estate Taxes; or (iv) impact fees, including, but not limited to, loophole and proffer fees.

(c) Tenant’s Proportionate Share of Real Estate Taxes shall be a component of Additional Rent to be paid along with Base Rent in equal monthly installments based upon the most recent available Real Estate Tax statements.
(d) If the term of this Lease shall terminate on any date other than the last day of a tax fiscal period, the amount payable by Tenant during the tax fiscal period in which such termination occurs shall be prorated on the basis which the number of days from the commencement of said tax fiscal period to and including said termination date bears to the number of days in the fiscal period. A similar proration shall be made for the tax fiscal period in which the Commencement Date occurs.

ARTICLE VI         COMMON AREAS & EXCLUSIVE USE AREAS

6.1 Definition. “Common Areas” (or “Common Area”) shall mean all exterior/outdoor areas, space, installations and equipment on the Land for the common use and benefit of the tenants of the Building, their employees, agents, licensees, customers and other invitees, including without limitation shared areas for utilities, parking areas, exits, entrances, access roads, driveways, sidewalks, retaining walls, ramps, and landscaped areas.

6.2 Use of Common Areas and Changes to Common Areas / Exclusive Use Areas. Landlord hereby grants to Tenant, its licensees, subtenants, concessionaires, successors and assigns, and its and their employees, agents, licensees, customers, and invitees the non-exclusive right and easement to use the Common Areas during the term hereof and any extensions of same, continuously and without interruption, in common with other tenants of the Building. Landlord shall make no change to the Common Areas or Exclusive Use Areas that would have adverse impact on Tenant and, except for de minimis changes, shall provide at least thirty (30) days advance written notice before implementing any such change. Notwithstanding the foregoing, no change of any kind shall be made to any curb cut, major access drive, Exclusive Use Area or the Common Areas adjacent to the Premises without Tenant’s prior written consent, which consent shall not be unreasonably withheld.

6.3 Parking. Landlord shall maintain on the Land parking spaces. Tenant shall have the use of its pro rata share of such parking spaces.

6.4 Operation and Maintenance. Landlord agrees to be responsible for the operation, maintenance and repair of the Common Areas and Exclusive Use Areas as more fully set forth in Article IX below.

ARTICLE VII        UTILITIES

7.1 Utilities. Tenant represents that as of the Commencement Date, water, gas, electricity, and sewer utilities are immediately available to Tenant. All changes from utility companies with respect to utilities used by Tenant shall be paid by Landlord. Tenant’s Proportionate Share of such charges as are paid by Landlord shall be a component of Additional Rent to be paid along with Base Rent.

ARTICLE VIII       ASSIGNMENT & SUBLETTING

8.1 Except as expressly provided herein, Tenant shall not assign or sublet any portion of the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease, or to sublet all or any portion of the Premises, without the need for Landlord’s prior written consent, to any entity with which Tenant is merged or consolidated pursuant to a bona fide arm’s length transaction (a “Permitted Transferee”) provided that subsequent to such subletting or assignment Tenant remains liable for the payment and performance of Tenant’s obligations under this Lease and, in the case of any assignment, the assignee assumes Tenant’s obligations under this Lease. No subletting or assignment shall release Tenant from liability hereunder.

ARTICLE IX         MAINTENANCE & COMPLIANCE

9.1 Landlord’s Repairs at Landlord’s Expense. In addition to Landlord’s obligations as set forth elsewhere in this Lease, Landlord shall maintain, at Landlord’s expense and without pass through to Tenant, the exterior walls, foundation and slab and the roof of the Building.

9.2 Landlord’s Repairs Subject to Reimbursement. (a) Subject to reimbursement by Tenant as Additional Rent (as provided above) and except for damage caused by Tenant, Landlord shall maintain the Building in good condition and repair, which responsibilities and costs shall include, without limitation (except as set forth in Section 9.1 above), (i) the ordinary operating and maintenance expenses associated with the parking area and sidewalks; (ii) arrangements with respect to the Building and the Land for the removal of trash (Tenant shall be responsible for removing its trash and keeping the Premises clean), ice and snow; (iii) lighting, water, gas, heating, air conditioning, electricity, and sewer utilities  for the Common Areas; (iv) fire protection; (v) paving of the paved surfaces; (vi) repair and maintenance of all Common Area; (vii) repair and maintenance of all plumbing, electrical, sewage and heating, ventilating and air conditioning (“HVAC”) lines and component systemsthat serve the Building and all expenses of the Building and the Land or related thereto except as set forth below (“Building Operating Expenses”). This provision shall be expressly subject to Section 9.1 above (Landlord’s Repairs at Landlord’s Expense) and Articles XII (Casualty) and XIII (Eminent Domain) below. Building Operating Expenses may include reasonable third party management fees (not to exceed four (4%) percent of the annual Fixed Rent.) (b) Building Operating Expenses shall not include (i) any Capital Expenditure, except for the amortized portion of any Capital Expenditure reasonably made for the general benefit of all tenants of the Building, which amortization shall be made over the estimated actual useful life of the improvement in question (as used herein, the term “Capital Expenditure” shall mean those expenditures which in accordance with generally accepted accounting principles are capitalized as opposed to expensed); (ii) expenses incurred in leasing space, such as legal expenses, brokerage commissions, or advertising or promotional expenses; (iii) interest and amortization under mortgages or any other secured or unsecured loan payable by Landlord; (iv) expenses separately reimbursed by or allocatable to any other tenants of the Building (excluding reimbursements to Landlord for such tenants’ prorata share of Building Operating Expenses); (v) financing and refinancing costs, including fees paid by Landlord to obtain financing or refinancing such as origination fees and brokerage commissions; (vi) costs incurred in the enforcement of leases, including attorney’s fees or other costs and expenses incurred in connection with summary proceedings to dispossess any other tenant in the Building; and (vii) any expenses associated with the special requirements of any other particular tenant.

9.3 Tenant’s Repairs at Tenant’s Expense. Tenant shall be responsible for the cost of damages caused by actions or inactions of Tenant or its employees, agents and contractors. Subject to the provisions of Sections 2.4, 9.1, and 9.2 hereinabove, Tenant shall be responsible for interior, non-structural repairs to the Premises (less the Common Areas and Exclusive Use Areas, the maintenance of which is Landlord’s obligation) unless any such repairs or replacements are necessitated by Landlord’s failure to promptly perform its obligations hereunder, by the actions or inactions of another tenant or Landlord, or their employees, agents and contractors, or by damage by fire or other casualty for which Landlord is responsible for repairing pursuant to this Lease.

ARTICLE X           ALTERATIONS & FIXTURES

10.1 Alterations. Tenant is prohibited from making any structural alterations to the Premises without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld. Landlord reserves the right to inspect, review and deny Tenant’s plans for any structural changes made to the Premises, if in the Landlord’s opinion the change will have a detrimental effect on the property. Tenant shall have the right to make such non-structural alterations to the Premises as Tenant shall from time to time deem necessary for the operation of Tenant’s business provided that Tenant shall perform such work at Tenant’s sole expense and further provided that such alterations shall not impair the structural integrity of the Premises. If necessary, Landlord and Tenant shall execute all necessary instruments required to obtain licenses and permits to make such alterations from the applicable governmental authorities, at no cost to Landlord. All alterations, additions and improvements made by Tenant to the Premises (“betterments and improvements”) remaining in the Premises after the expiration or other termination hereof shall become the property of Landlord upon the termination of this Lease without any compensation to Tenant and shall be surrendered at such time as a part of the Premises. Notwithstanding, Landlord may require that the Tenant remove any improvements made by Tenant from the premises at the expiration of the lease at Tenant’s sole cost and expense.

10.2 Liens. Tenant shall promptly pay when due the entire cost of all work done by it to the Premises and Tenant shall keep the Premises free of liens for labor or materials. Should mechanics’, materialmen’s or other liens be filed against the Premises by reason of the acts of Tenant or any party hired by Tenant, Tenant shall cause the lien to be canceled and discharged of record by bond or otherwise within thirty (30) days of receiving actual notice of such lien.

10 3 Trade Fixtures. Any trade fixtures, furniture and equipment that Tenant installs in the Premises at its expense during the Term hereof shall remain Tenant’s property, and shall be removed by Tenant (subject to the ninety (90) day notice provision set forth in Section 3.6 above) and Tenant shall repair any damage to the Premises caused by such removal.

ARTICLE XI         INSURANCE

11.1 Landlord’s Insurance. Landlord shall at all times maintain general commercial liability insurance covering the Building, including but not limited to the Common Areas and Exclusive Use Areas thereof, against claims for personal injury and damage to property naming Tenant as an additional insured under a policy, with minimum limits of $1,000,000 for personal injury or death per person, $2,000,000 aggregate and not less than $500,000 for property damage or a single limit policy in the minimum amount of $2,000,000. In addition, Landlord shall carry and maintain all-risk (Special Form) property insurance, covering the Building for the full replacement cost thereof.

11.2 Tenant’s Insurance. Tenant shall maintain a policy of general commercial liability insurance covering the Premises with minimum limits of $2,000,000 for personal injury or death per person, $4,000,000 aggregate and not less than $1,000,000 for property damage or a single limit policy in the minimum amount of $5,000,000. Tenant shall keep in force Workers’ Compensation or similar insurance to the extent required by law.

11.3 Insurance Certificates. All of the foregoing insurance policies referred to or described in Sections 11.1 and 11.2 above shall be written with companies licensed to do business in the state in which the Premises are located with a financial rating of VI or better and a policyholder’s rating of A or better in the latest edition of Best’s Rating Guide on Property and Casualty Insurance Companies and shall provide that the other party hereto shall be given a minimum of ten (10) days’ written notice by any such insurance company prior to the cancellation, termination or alteration of the terms or limits of such coverage. Each party shall deliver to the other party hereto the applicable insurance certificates at or prior to the date that same are required to be in effect and evidence of all renewals or replacements of same not less than ten (10) days’ prior to the expiration date of such policies. All such policies may be maintained under a blanket insurance policy of Landlord or Tenant.

11.4 Mutual Release and Waiver of Subrogation. Landlord and Tenant hereby release each other and anyone claiming through or under the other by way of subrogation or otherwise from any and all liability for any loss of or damage to property, whether caused by the negligence or fault of the other party to the extent of the property insurance actually carried by the waiving party hereunder. In addition, Landlord and Tenant shall cause each insurance policy carried by them insuring any of the improvements on the Land or the contents thereof, to be written to provide that the insurer waives all rights of recovery by way of subrogation against the other party hereto (and any mortgagee of such party) in connection with any loss or damage covered by the policy. If no responsible and qualified insurer will provide a waiver of subrogation without extra charge or premium, then the insuring party shall inform the other party that such additional charge or premium is required and said other party may elect to (a) pay such extra charge or premium or (b) waive the requirement for the waiver of subrogation (in which case the waivers of claim set forth herein shall be ineffective). In case such waiver cannot be obtained, even at an additional cost, then item (b) in the immediately preceding sentence shall become effective. In case of an inability to obtain a waiver or an additional charge or premium for same, the party benefitting from the waiver shall have the right to cause the other party to seek reasonably satisfactory insurers that offer such waivers with no (or lower) charge or premium and to change insurance companies, if necessary, to obtain same. Any liability insurance coverage carried by either party hereto shall name the other party and, upon request, any lender of such other party as additional insured thereunder and each party hereby waives claims arising from the other party’s negligence to the extent of such insurance coverage.

11.5 Mutual Indemnification. To the extent of the insurance coverage actually carried by each, Tenant and Landlord agree to indemnify, defend, and hold each other harmless from and against any and all claims, damages or causes of action for damages brought on account of injury to any person or persons or property, or loss of life, arising out of (i) the failure to comply with its obligations hereunder by Landlord or Tenant, respectively, or (ii) the use, operation or maintenance of the Premises by Tenant or by the use, operation or maintenance of the remainder of the Building and other improvements on the Land by Landlord, except for matters arising from the gross negligence or willful misconduct of the party seeking indemnification. Notwithstanding any other provisions set forth herein, the parties hereby agree that in the event of any damage to a party, including all personal and property damages and losses to a party’s employees or invitees, each party shall resort to any and all insurance coverage available prior to asserting any claim or demand against the other party or its assets. No insurer is meant to be a third party or other beneficiary of any provision contained in this Lease.

ARTICLE XII        DAMAGE OR DESTRUCTION

12.1 Damage and Destruction. (a) Except as otherwise provided herein, if the Premises are damaged by fire or other casualty, the damage shall be promptly repaired by Landlord to the extent of the insurance proceeds available therefore, plus any deductible maintained with respect to Landlord’s property insurance. Until repairs to the Premises are completed by Landlord, Base Rent and Additional Rent shall be abated in proportion to the part of the Premises, if any, which is unusable by Tenant in the conduct of its business. If (a) the Premises are damaged to the extent that Tenant’s Permitted Use is materially adversely affected; and (b) any damage to the Premises cannot be repaired within one hundred twenty (120) days of the date of such damage; or (c) the Premises are materially damaged or destroyed during the last eighteen (18) months of the term hereof; then Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days after the occurrence of the casualty, time being of the essence. Landlord’s repair of the Premises shall not include any of Tenant’s trade fixtures or other personal property or any of Tenant’s betterments or improvements to the Premises. If the fire or other casualty is caused in whole or in part by Tenant, Tenant’s employees, agents, subcontractors, invitees or guests, then Tenant shall have no right of termination and no right of rent abatement as provided in this section. (b) If the Building is (a) damaged by fire or other insured casualty to the extent of fifty percent (50%) or more of the replacement cost thereof; or (b) materially damaged during the last eighteen (18) months of the term hereof; then Landlord may terminate this Lease by written notice to Tenant given within thirty (30) days after the occurrence of the casualty, time being of the essence, and subject to Tenant’s right to extend the Term as provided above.

12.2 Termination. In the event of any termination of this Lease as the result of the provisions of this ARTICLE XII, the parties, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this Lease.

ARTICLE XIII       EMINENT DOMAIN

13.1 Condemnation. If, after the execution of this Lease and prior to the expiration of the Term hereof, the entire Building, Premises, Common Areas, and/or Exclusive Use Areas, or any portion thereof which materially adversely affects Tenant’s operations therein, shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease and the term hereof shall cease and terminate as of the date of such taking, subject, however, to the right of Tenant, at its election, to continue to occupy the Premises, subject to the terms and provisions of this Lease, for all or such part, as Tenant may determine, of the period between the date of such taking and the date when the taking authority enters upon actual physical possession of the Premises and any unearned rent or other charges, if any, paid in advance, shall be refunded to Tenant.

13.2 Rent Adjustment. In the event of a taking in respect of which Tenant shall not opt to terminate this Lease, this Lease and the term thereof shall continue in full force and effect and a just proportion of the Base Rent and Additional Rent due hereunder and any other charges payable by Tenant hereunder, according to the nature and extent of the injury to the Premises, the Building, the Common Areas, the Exclusive Use Areas, shall be reduced to equitably reflect the effect of such taking on Tenant’s business. If Tenant experiences no materially adverse effect from such taking, Tenant shall not be eligible for any rent abatement.

13.3 Award. All compensation awarded for any taking, whether for the whole or a portion of the Premises, shall belong to Landlord.

13.4 Termination. In the event of any termination of this Lease as the result of the provisions of this ARTICLE XIII, the parties, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this Lease.

ARTICLE XIV      ENVIRONMENTAL MATTERS

14.1 Environmental Condition. “Hazardous Substances” for purposes of this Lease shall be interpreted broadly to include, but not be limited to, any material or substance that is defined or classified under federal, state, or local laws as: (a) a “hazardous substance” pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601(14), section 311 of the Federal Water Pollution Control Act, 33 U.S.C. §1321(14) as now or hereafter amended; (b) a “hazardous waste” pursuant to section 1004 or section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. §§6903(5), 6921, as now or hereafter amended; (c) a toxic pollutant under section 307(a)(1) of the Federal Water Pollution Control Act, 33 U.S.C. §1317(a)(1); (d) a “hazardous air pollutant” under section 112 of the Clean Air Act, 42 U.S.C. §7412(6), as now or hereafter amended; (e) a “hazardous material” under the Hazardous Materials Transportation Act, 49 U.S.C. §5102(2), as now or hereafter amended; (f) toxic or hazardous pursuant to regulations promulgated now or hereafter under the aforementioned laws; or (g) presenting a risk to human health or the environment under other applicable federal, state or local laws, ordinances, or regulations, as now or as may be passed or promulgated in the future (all of the foregoing laws, ordinances, regulations and other governmental strictures and guidelines pertaining to the environment, health and safety being herein sometimes referred to as the “Environmental Requirements”). Hazardous Substances specifically include, but are not limited to, asbestos, polychlorinated biphenyls (“PCBs”), radioactive substances, petroleum and petroleum-based derivatives, hydrocarbons and urea formaldehyde.

14.2 Tenant Covenant and Indemnity. Tenant shall not cause or permit the storage, use, escape, disposal or release of Hazardous Substances in any manner not in compliance with the Environmental Requirements; provided, however, that nothing herein shall prevent Hazardous Substances to be brought onto the Premises in the ordinary course of Tenant’s business, as long as such presence is in compliance with the Environmental Requirements. Tenant shall indemnify, defend, and hold harmless Landlord against and from any liability, claim of liability, claims, suits, costs, expenses, causes of action, personal liability and property damage (including without limitation Landlord’s attorney’s fees) arising out of a breach by Tenant of its covenant in the preceding sentence and Tenant shall promptly remediate any breach of the Environmental Requirements. The foregoing covenants and indemnities shall survive the expiration or earlier termination of this Lease.

ARTICLE XV        DEFAULT

15.1 Remedies Upon Tenant’s Default. In the event Tenant shall at any time be in default in the payment of rent or other charges herein required to be paid by Tenant or in the observance or performance of any of the other covenants and agreements required to be performed and observed by Tenant hereunder and any such default shall continue for a period of ten (10) days after written notice to Tenant for monetary obligations and thirty (30) days after written notice to Tenant for all other obligations (or if such default is incapable of being cured in a reasonable manner within thirty (30) days then if Tenant has not commenced to cure the same within said thirty (30) day period and thereafter diligently prosecutes the same to completion) and Tenant shall not thereafter cure such default, then in addition to all other rights and remedies available to Landlord under the laws of the United States and the Commonwealth of Pennsylvania, Landlord shall be entitled to any one or more of the following rights:
(a) to bring suit for the collection of the rent or other amounts for which Tenant may be in default, or for the performance of any other covenant or agreement binding on Tenant. Landlord shall have the right to accelerate all payments of Rent and Additional Rent for the balance of the Term, and Tenant shall be required to pay same;
(b) to re-enter the Premises and take possession thereof, without thereby terminating this Lease, and thereupon Landlord may expel all persons and remove all property therefrom, without becoming liable to prosecution therefor, and relet the Premises and receive the rent therefrom, applying the same first to the payment of the reasonable expenses of such re-entry and the reasonable cost of such reletting, and then to the payment of the monthly rental accruing hereunder, the balance, if any, to be paid to Tenant. Tenant shall remain liable for any deficiency after such application.
(c) to terminate this Lease, re-enter the Premises and take possession thereof. In the event Landlord shall elect to terminate this Lease, as aforesaid, all rights and obligations of Landlord, and of any permitted successors or assigns, shall cease and terminate, except that Landlord shall have and retain full right to sue for and collect all rents and other amounts for the payment of which Tenant shall be in default, including all payments due or to become due through the Term of this Lease and all damages to Landlord by reason of any such breach, and Tenant shall surrender and deliver up the Premises to Landlord and upon any default by Tenant in so doing, Landlord shall have the right to recover possession by summary proceedings or otherwise and Landlord shall again have and enjoy the Premises, fully and completely, as if this Lease had never been made. In addition, Landlord shall have the right to receive an amount immediately available funds equal to (A) the full balance of the Base Rent and Additional Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease.  In addition to Landlord’s other remedies hereunder, if Tenant defaults in the performance of any obligation imposed on it by this Lease and does not cure such default within the cure period stated in paragraph 15.1 after written notice from Landlord specifying the default (or does not within said period commence and diligently proceed to cure such default), Landlord, without waiver of or prejudice to any other right or remedy it may have, shall have the right, at any time thereafter, to cure such default for the account of the Tenant, and Tenant shall reimburse Landlord upon invoice for any amount paid and any expense or contractual liability so incurred. In the event of emergencies, or where necessary to prevent injury to persons or damage to property or to mitigate damages, Landlord may cure a default by Tenant before the expiration of the waiting period, but after giving such written or oral notice to Tenant as is practical under all of the circumstances. If Tenant fails to reimburse Landlord within ten (10) days after receipt of invoice, then Tenant shall also pay to Landlord interest thereon at the hereinafter defined Default Rate from date of disbursement.

15.2 Confession of Judgment. In addition, Landlord shall have the right to Confess Judgment against Tenant for possession and amounts due Landlord as follows: WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION HEREOF, OR OF TENANT'S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE SAID PREMISES. IN ANY ACTION OF OR FOR EJECTMENT OR FOR MONETARY DAMAGES OR OTHER SUMS, IF LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. All remedies available to Landlord hereunder and otherwise available at law or in equity shall be cumulative and concurrent. No determination of this Lease nor taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges, or for damages for the breach of any term, covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of term, covenant or condition, nor the resort to any other remedy or right for the recovery of rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord's right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default.

15.3 Attorneys’ Fees; Remedies. In the event that a party commences any suit for the collection of any amounts for which the other may be in default or for the performance of any other covenant or agreement hereunder, the other party shall pay all reasonable attorneys’ fees and other expenses incurred by the prevailing party enforcing such obligations and/or collecting such amounts, plus interest thereon at the highest legal rate not to exceed eighteen (18%) percent per annum (the “Default Rate”). All remedies of Landlord and Tenant herein created or remedies otherwise existing at law or equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as Tenant shall, as applicable, deem necessary.

15.4 Late Charge. In the event either party fails to pay any sum due and owing under this Lease within ten (10) calendar days after written notification from the other party that said payment is past due, the delinquent party shall immediately tender payment of the amount past due along with a late charge equal to five percent (5%) of the delinquent amount; provided, however, that said notice and cure period shall only apply to the first time any payment is late during any given calendar year; otherwise, said late charge shall be automatically due and owing on any payment not received within ten (10) days after the same is due.

ARTICLE XVI      QUIET ENJOYMENT; REPRESENTATIONS AND WARRANTIES

16.1 Quiet Enjoyment. Landlord agrees that, so long as Landlord has not terminated this Lease due to Tenant default, Tenant shall quietly and peaceably hold, possess, and enjoy the Premises for the full Term of this Lease without any hindrance or molestation by Landlord or its agents or employees, and Landlord shall defend the use and occupancy of the same by Tenant against the lawful claims of all persons whomsoever.

16.2 Representations and Warranties. Landlord makes the following representations, warranties and covenants to Tenant: (a) Landlord has complete and full authority to execute this Lease subject to the provisions hereof. (b) To Landlord’s knowledge and belief, neither the entering into of this Lease nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Landlord of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority. (c) Landlord has no knowledge of, nor has Landlord received any notice of, any actual or threatened action, litigation, or proceeding by any organization, person, individual or governmental agency (including governmental actions under condemnation authority or proceedings similar thereto) against the Land, the Building or Landlord, nor has any such organization, person, individual or governmental agency communicated to Landlord anything which Landlord believes to be a threat of any such action, litigation or proceeding. (d) The parties executing this Lease on behalf of Landlord have the power and authority to make the provisions hereof the legal, valid and binding obligations of Landlord. (e) To Landlord’s knowledge and belief, Tenant’s Permitted Use is in compliance with all applicable ordinances and laws.

16.3 Tenant’s Obligations. At the termination of this lease Tenant shall surrender the premises broom clean and in the same condition as existed at the time of Tenant’s first entry into possession, reasonable wear and tear and damage by casualty (except for any such damage caused by Tenant which Tenant is otherwise obligated to repair as provided in this Lease). Tenant shall be responsible for any and all costs for returning the premises to said original condition.

16.4 Miscellaneous Covenants. In addition to those covenants and conditions which are set forth elsewhere herein, Tenant agrees:
(a) To secure and maintain in effect any governmental approvals, licenses and permits as may be required for Tenant’s use and occupancy of the Leased Premises.
(b) To comply with all applicable laws, codes and regulations of governmental authorities applicable to Tenant’s use and occupancy of the Leased Premises and all rules and regulations of insurers of the Leased Premises and the National Board of Fire Underwriters as they apply to Tenant’s use and occupancy of the Leased Premises. Notwithstanding anything to the contrary in this paragraph (b), if any such laws, ordinances, regulations or orders shall require structural alterations to be made in or to the Leased Premises (such as the installation of sprinklers), and provided that such alterations are required generally in all office buildings in Bensalem Township and are not required as a result of the specific nature of Tenant’s design, layout, configuration or use of the Leased Premises or caused by Tenant or any of its employees, agents, contractors or subtenant’s, then it shall be Landlord’s responsibility to make such structural alternations, the cost of which shall be included in Operating Expenses after being amortized over the useful life of such alternations, but in no event over a period of less than ten (10) years.
(c) If the Leased Premises include less than an entire floor of the Building, to not place, erect, maintain or display any sign or other marking of any kind whatsoever on the exterior surface of the walls of the Leased Premises or on any door which faces any common corridor or hallway, without the prior written approval of Landlord, which approval shall not be unreasonably withheld for a single sign, provided that the same confirms to the sign standards as are then established by Landlord generally for the Building, and to not install or replace any entrance door or other door facing on any common corridor or hallway other than the standard door supplied by Landlord, without the prior written approval of Landlord.
(d) Not to use or place any curtains, blinds, drapes, coverings or signs over any exterior windows or upon the window surfaces as would be visible from the outside of the Building without the prior written approval of Landlord.
(e) Without the prior written consent of Landlord, not to place within the Leased Premises or bring into the Building any machinery, equipment or other personality other than customary office furnishings and small machinery such as typewriters and other similar items of office equipment, and customary kitchen equipment to be used exclusively by Tenant’s employees, or any machinery or other personality having a weight on the average in excess of the floor bearing capacity of one hundred (100) pounds per square foot. Landlord in its sole discretion, may condition any consent given pursuant to this sub-section 17(e) upon the requirement that Tenant pay all costs of all structural and other alterations, changes or additions reasonably required to be made to the Leased Premises and the Building, in the sole judgment of Landlord, for the safe support of such Machinery, equipment or personality, together with all costs of engineering or other studies required in the sole judgment of Landlord, to determine the required structural and other alterations, changes or additions.

ARTICLE XVII     SUBORDINATION

17.1 Subordination and Attornment. This Lease shall be subordinate to the lien of any present or future mortgage upon the Premises. At Landlord’s request, Tenant shall enter into a subordination, non-disturbance and attornment agreement (“SNDA”) and shall execute an Estoppel Certificate with or in favor of Landlord and the holder of any mortgage upon the Premises (the “Mortgagee”) in form and content reasonably acceptable to the Mortgagee providing that in the event of foreclosure or other action or exercise of rights taken under the mortgage by Mortgagee, this Lease and all of the rights of Tenant hereunder shall not be disturbed, but shall continue in full force and effect, including that such Mortgagee shall permit any condemnation award to be allocated and applied and any insurance proceeds to be applied as set forth in Articles XII and XIII of this Lease. As used herein, “mortgage” shall include mortgages, deeds of trust, deeds to secure debt or other similar financing instruments. Landlord shall provide Tenant with the SNDA for any mortgage now affecting the Premises prior to the Commencement Date.

ARTICLE XVIII    TRANSFERS BY AND LIABILITY OF LANDLORD

18.1 Transfers of Landlord’s Interest. No transfer or sale of Landlord’s interest in the Premises or hereunder shall release Landlord from any of its obligations or duties hereunder first arising prior thereto. Landlord shall be released of any ongoing obligations hereunder from and after the date of such transfer upon the assumption of all such obligations and duties by the transferee of Landlord.

18.2 Landlord’s Liability. Landlord’s liability for its obligations hereunder shall be limited to Landlord’s interest in the Building, including without limitation the rents, insurance proceeds, sales proceeds and condemnation awards therefrom.

ARTICLE XIX       MISCELLANEOUS

19.1 Holding Over. In the event of Tenant’s continued occupancy of the Premises after the expiration of the term of this Lease or any renewal or extension thereof, or any earlier termination provided or permitted by this Lease, with the consent of Landlord such tenancy shall become a month-to-month tenancy, terminable by either party upon thirty (30) days written notice. Such continued occupancy shall not defeat Landlord’s right to possession of the Premises. All other covenants, provisions, obligations and conditions of this Lease shall remain in full force and effect during such tenancy. If Landlord does not consent in writing, any such holdover shall cause the Base Rent to increase by one hundred and fifty percent (150%).

19.2 Non-Waiver of Default. No acquiescence by either party to any default by the other party hereunder shall operate as a waiver of its rights with respect to any other breach or default, whether of the same or any other covenant or condition.

19.3 Recording. This Lease shall not be recorded by Tenant. Landlord and Tenant may execute a short form or memorandum of this Lease in a mutually acceptable form, describing the Premises and setting forth the term of this Lease and such other provisions as Tenant shall reasonably require, and the costs of recording same shall be paid by Landlord.

19.4 Notice. Any notice or consent required to be given by or on behalf of any party hereto to any other party shall be in writing and sent by facsimile or mailed by registered or certified mail, return receipt requested or sent by air courier or expedited mail service or personal delivery, addressed as indicated on the Lease Summary or at such other address as may be specified from time to time in writing. All such notices hereunder shall be deemed to have been given on the date of delivery or the date marked on the return receipt unless delivery is refused or cannot be made, in which case the date of postmark shall be deemed the date notice has been given.

19.5 Successors and Assigns. All covenants, promises, conditions, representations, and agreements herein contained shall be binding upon, apply, and inure to the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

19.6 Time is of the Essence. Time is of the essence hereof.

19.7 Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

19.8 Interpretation. In interpreting this Lease in its entirety, the printed provisions of this Lease and any additions written or typed thereon shall be given equal weight, and there shall be no inference, by operation of law or otherwise, that any provision of this Lease shall be construed against either party hereto.

19.9 Headings, Captions and References. The section captions contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The use of the terms “hereof,” “hereunder” and “herein” shall refer to this Lease as a whole, inclusive of the Exhibits (including the Agreement), except when noted otherwise. The use of the masculine or neuter genders herein shall include the masculine, feminine and neuter genders and the singular form shall include the plural when the context so requires.

19.10 Prior Lease. Tenant is currently occupying other space (the “Other Space”) in the Building pursuant to a lease between Landlord and Tenant, dated August 25, 2005 (the “Prior Lease”.) Such Other Space shall be relinquished to Lessor on or before April 15, 2008, and in accordance therewith Tenant will remove all of its possessions and belongings from such Other Space, except as may be negotiated with the Landlord or with another tenant as part of a transfer to any new tenant, such as by way of example and not limitation, the conference room furniture on the upper floor of the tower and the desks and cubicles, and will broom sweep prior to redelivery to the Landlord hereunder. This lease agreement is intended to replace the Prior Lease, and as of the effective date hereof, and as a condition to this lease agreement, the Prior Lease is hereby terminated by mutual agreement and consent, and shall hereinafter be null and void and of no force or effect. Landlord acknowledges and agrees that Tenant has paid to Landlord the sum of $18,000 for all utilities and rent that may have been due and owing to Landlord under the Prior Lease for any periods of time prior to April 1, 2008. Furthermore Landlord hereby agrees to and shall (i) promptly terminate, with prejudice, any and all proceedings and actions pending with respect to all claimed or alleged breaches or defaults of such Prior Lease by Tenant, and (ii) accept as full satisfaction and accord of all of Tenant’s remaining financial obligations under such Prior Lease, such amounts as currently remain in the security deposit with respect to the Prior Lease. Accordingly, Tenant hereby relinquishes all claims it may have with respect to the security deposit and the return thereof to Tenant pursuant to the Prior Lease, and Landlord hereby releases Tenant from all claims it may have with respect to Tenant’s obligations under the Prior Lease..

19.11 Transfer Tax. Any transfer tax or other tax payable to any governmental taxing authority including the County in which the Premises are located by reason of the execution of this Lease and/or recordation of a memorandum hereof, shall be paid by Landlord.

19.12 Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday or any public or legal holiday, the party having such privilege or duty shall have until 5:00 p.m. on the next succeeding business day to exercise such privilege or to discharge such duty.

19.13 Estoppel Certificate. Either party agrees within a reasonable period of time after request therefor by the other party (said reasonable time not to exceed thirty (30) calendar days) to execute and deliver to the requesting party a statement, certifying to its actual knowledge (a) whether or not this Lease is in full force and effect, (b) the date of commencement and termination of the term of this Lease, (c) the date to which rental and all other charges hereunder are paid currently without any offset or defense thereto (or stating any such offset or defense), (d) the amount of rental and all other charges hereunder, if any, paid in advance, (e) whether or not this Lease has been modified and, if so, identifying the modifications, (f) that there are no uncured defaults by the other party or describing the claimed defaults and (g) such other matters as the requesting party shall reasonably request. Nothing in any such estoppel statement shall be deemed to modify or amend this Lease.

19.14 Governing Law. This Lease shall be construed under the laws of the State or Commonwealth where the Premises are located.

19.15 Force Majeure. In the event that either party shall be delayed or hindered in, or prevented from, the performance of any work, service, or other act required under this Lease to be performed by the party and such delay or hindrance is due to strikes, lockouts, acts of God, governmental restrictions, enemy act, civil commotion, unavoidable fire or other casualty not intentionally caused by Tenant, or other causes of a like nature beyond the reasonable control of the party so delayed or hindered (a “Force Majeure Event”), then performance of such work, service, or other act shall be excused for the period of such delay and the period for the performance of such work, service, or other act shall be extended for a period equivalent to the period of such delay. Lack of financial resources on the part of either party shall not be a Force Majeure Event.

19.16 Waiver of Trial by Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Leased Premises and/or any claim of injury or damage and any emergency statutory or any other statutory remedy.

19.17 Incorporation of Lease Summary and Exhibits. The Lease Summary and all exhibits and schedules attached hereto are hereby incorporated herein by reference.

19.18 Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

IN WITNESS WHEREOF this Lease has been executed as a sealed instrument as of the day and year set forth below.

LANDLORD: 3190 TREMONT LLC, a Pennsylvania limited liability company by: SYNERGY PROPERTIES LLC its managing member

By:	/s/ Michael C. Kane
Name: Michael C. Kane
Title: Managing Member

(SEAL)

Date Executed:  4/2/09

IN WITNESS WHEREOF this Lease has been executed as a sealed instrument as of the day and year set forth below.

TENANT: WORLDGATE SERVICES, INC., a Delaware corporation
By:	/s/ Hal Krisbergh	Name:	Hal Krisbergh
Title:	CEO	Attest:	/s/ Randall Gort
Name:	Randall Gort	Title:	Secretary

(CORPORATE SEAL) WGS

Date Executed: 4/1/09